Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Bank 7 Corp.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class or Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price per Unit(2)	Maximum Offering Price(3)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.01 per share	457(o)	-	-	-	-	-
Fees to be Paid	Equity	Preferred Stock, par value $0.01 per share	457(o)	-	-	-	-	-
Fees to be Paid	Debt	Debt Securities	457(o)	-	-	-	-	-
Fees to be Paid	Other	Depositary Shares(4)	457(o)	-	-	-	-	-
Fees to be Paid	Other	Purchase Contracts(5)	457(o)	-	-	-	-	-
Fees to be Paid	Other	Warrants(6)	457(o)	-	-	-	-	-
Fees to be Paid	Other	Rights(7)	457(o)	-	-	-	-	-
Fees to be Paid	Other	Units(8)	457(o)	-	-	-	-	-
Fees to be Paid	Unallocated (Universal) Shelf	(1)	457(o)	$50,000,000	-	$50,000,000	$0.0001476	$7,380(9)
Total Offering Amounts					-	$50,000,000	$0.0001476	$7,380(9)
Total Fees Previously Paid					-	-	-	-
Total Fee Offsets					-	-	-	$5,455(9)
Net Fees Due					-	-	-	$1,925(9)

Table 2: Fee Offset Claims and Sources

	Registrant Name	Form or Filing Type	File No.	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	BSVN Corp.	S-3	333-250102	November 16, 2020	-	$5,455	Unallocated (Universal) Shelf	(9)	(9)	$50,000,000	-
Fee Offset Sources	BSVN Corp.	S-3	333-250102	-	November 16, 2020	-	-	-	-	-	$5,455

(1)
There are being registered hereunder such indeterminate number of securities of each identified class of the Registrant, as shall have an aggregate initial offering price not to exceed $50,000,000. In general, the securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or in exchange for debt securities, depositary shares and preferred stock that provide for conversion or exchange, upon exercise of purchase contracts, warrants and rights or pursuant to the antidilution provisions of any registered securities.

(2)	Omitted pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”).
(3)	The proposed maximum aggregate offering price has been estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) under the Securities Act.
(4)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(5)
Each purchase contract may obligate the Registrant to sell, and the holder thereof to purchase, an indeterminate number of shares of common stock or preferred stock or other securities registered hereby.

(6)	Warrants will represent rights to purchase debt securities, preferred stock, depositary shares, common stock or other securities or property.
(7)	Rights will represent rights to purchase shares of common stock or other securities.
(8)
Any securities registered hereunder may be sold as units with other securities registered hereunder. Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.

(9)
On November 16, 2020, the registrant initially filed a Registration Statement on Form S-3 (File No. 333-250102), amended on November 24, 2020 (the “Prior Registration Statement”), which registered an aggregate amount of $50,000,000 of common stock, preferred stock, debt securities, depositary shares, purchase contracts, warrants, rights, and units to be offered by the registrant from time to time.  No securities were sold pursuant to the Prior Registration Statement and the Prior Registration Statement has expired and all offerings thereunder have been completed or terminated.  As a result, the registrant has $5,455 in unused filing fees associated with the Prior Registration Statement.  In accordance with Rule 457(p) under the Securities act, the registrant is using the unused filing fees to offset the filing fee payable in connection with this filing.